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                                                                   Exhibit 23.1

                                CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in Registration Statement No. 33-63005 on Form S-3D of National Bancshares Corporation of our report dated November 14, 2001 on the consolidated statement of financial condition of Peoples Financial Corporation as of September 30, 2001, and the related consolidated statements of earnings, comprehensive income, shareholders' equity, and cash flows for the year ended September 30, 2001, which report is included in Peoples Financial Corporation's Annual Report on Form 10-KSB for the year ended September 30, 2001.


                                                   Crowe, Chizek and Company LLP

Columbus, Ohio
May 13, 2002